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Exhibit 11.01  -  Statement Re: Computation of Earnings Per Share
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
                                                               Three Months Ended     Six Months Ended
                                                            August 1,   August 2,   August 1,   August 2,
                                                               1998        1997        1998        1997
                                                               ----        ----        ----        ----
(In Thousands, except per share data)

Average shares outstanding - Basic....................          63,974      63,413      63,835      63,379
                                                            ----------- ----------- ----------- -----------
Effect of dilutive stock options - ...................               0           0           0           0
                                                            ----------- ----------- ----------- -----------
Average shares outstanding - Diluted .................          63,974      63,413      63,835      63,379
                                                            ----------- ----------- ----------- -----------
                                                            ----------- ----------- ----------- -----------
Income before extraordinary charge and
     cumulative effect of change in accounting for
     pre-opening costs...............................         $(11,120)   $(14,172)    $(2,421)    $(1,565)
                                                            ----------- ----------- ----------- -----------
                                                            ----------- ----------- ----------- -----------

Net loss.............................................         $(11,120)   $(14,172)    $(7,735)    $(4,917)
                                                            ----------- ----------- ----------- -----------
                                                            ----------- ----------- ----------- -----------

Loss per share before extraordinary charge and
     cumulative effect of change in accounting for
     pre-opening costs
     Basic...........................................          $(0.17)     $(0.22)     $(0.04)     $(0.02)
     Diluted.........................................          $(0.17)     $(0.22)     $(0.04)     $(0.02)

Loss per share
    Basic............................................          $(0.17)     $(0.22)     $(0.12)     $(0.08)
    Diluted..........................................          $(0.17)     $(0.22)     $(0.12)     $(0.08)

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